UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
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Of the Securities Exchange Act of 1934 (Amendment No. __)

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NATIONWIDE VARIABLE INSURANCE TRUST
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

June 4, 2020

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the NVIT Mellon Dynamic U.S. Equity Income Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”). Until recently, the Fund was known as the “American Century NVIT Multi Cap Value Fund.”

Specifically, Nationwide Fund Advisors recommended, and the Board of Trustees of the Trust (the “Board”) approved, the selection of Mellon Investments Corporation to serve as the new subadviser to the Fund. At the same time, the Board approved the termination of American Century Investment Management, Inc. as the Fund’s subadviser. This change became effective on April 1, 2020. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order requires that this Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online. The Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until September 30, 2020. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at 855-643-7454.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

/s/ Stephen R. Rimes
Stephen R. Rimes
Secretary, Nationwide Variable Insurance Trust

NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

INFORMATION STATEMENT

Nationwide Variable Insurance Trust (the “Trust”) is furnishing this Information Statement with respect to the NVIT Mellon Dynamic U.S. Equity Income Fund (the “Fund”), a series of the Trust. Until recently, the Fund was known as the “American Century NVIT Multi Cap Value Fund.” All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of May 19, 2020, had selected the Fund as an underlying investment option within their variable contract will receive this Information Statement.

The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Trust’s Board of Trustees (the “Board” or the “Trustees”), but without obtaining shareholder approval, provided, among other things, that the Fund sends to its shareholders (or, in this case, the Contract Owners who have selected the Fund as an underlying investment option) an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio, or series, of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA. Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the oversight of the Board. NFA selects one or more subadviser(s) it believes will provide the Fund with high-quality investment management services consistent with the Fund’s investment objective. NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

Effective April 1, 2020, Mellon Investments Corporation (“Mellon”) began serving as the subadviser to the Fund, following the termination of American Century Investment Management, Inc. (“American Century”), the Fund’s previous subadviser.

Mellon is independent of NFA and discharges its responsibilities subject to the supervision of NFA and the oversight of the Board. Mellon is paid a subadvisory fee by NFA from the management fees NFA receives from the Fund. In accordance with procedures adopted by the Board, the subadviser of the Fund may effect portfolio transactions through an affiliated broker-dealer that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the selection of Mellon, BNY Mellon Center, 201 Washington Street, Boston, MA 02108, as the new subadviser to the Fund. The Board approved the appointment of Mellon as the subadviser to the Fund on March 11, 2020, and Mellon began serving as the subadviser to the Fund on April 1, 2020, following the termination of American Century. The factors considered by the Board in making its decision to approve Mellon as the subadviser, as well as other important information, are described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA’s duties to select and supervise the Fund’s subadviser, NFA is responsible for communicating performance expectations to, and evaluating the performance of, the subadviser and recommending to the Board whether a new subadviser should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated. NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund’s investment objective is to seek capital appreciation, and secondarily current income. Under normal circumstances, American Century invested at least 80% of the Fund’s net assets in equity securities (primarily common stocks) issued by companies that exhibited value characteristics and the fell into at least two of the following three market capitalization sizes: large-cap, mid-cap and small-cap. American Century employed a “value” style of investing, which means investing in equity securities that American Century believed to be trading at prices that did not reflect such company’s intrinsic value. American Century used a bottom-up approach to stock selection to identify stocks of companies that may be undervalued due to market declines, poor economic conditions, actual or anticipated bad news regarding a company or its industry, or failure of the market to perceive long-term value.

American Century had been the Fund’s subadviser since the Fund’s inception in March 2009. NFA observed that the strategy employed by American Century was not performing in line with NFA’s expectations and recommended the subadviser change discussed herein due to American Century’s underperformance relative to its category peers and benchmark index.

NFA’s research had indicated that large-capitalization value portfolios with higher capture ratios often tended to produce long-term investment returns within the Morningstar Large Value (Insurance) category that were greater than the long-term returns produced by funds with lower capture ratios.1  For the foregoing reasons, NFA determined to replace American Century as the Fund’s subadviser and instead select a new subadviser that could demonstrate a strong capture ratio accompanied by favorable excess return rankings.

MELLON

After conducting a search to focus on candidates to replace American Century with attractive capture ratios and excess return rankings, NFA recommended to the Board that Mellon be appointed to serve as the Fund’s subadviser in place of American Century. Mellon’s investment strategy for the Fund relies on Mellon’s Equity Income Strategy, consisting of a diversified portfolio of stocks that either (i) pay higher dividend yields than the average dividend yield of the S&P 500 Index, or (ii) Mellon determines to have the potential to generate the growth of dividend payments. In addition, Mellon’s investment strategy relies on a proprietary dynamic investment overlay constructed by Mellon for the Fund in consultation with NFA that uses  derivatives, such as futures contracts and options on futures contracts to adjust the portfolio’s exposure to equity securities and to implement exposures to fixed-income and money market investments, as Mellon considers appropriate.  Use of the overlay entails investment leverage, which may increase the Fund’s volatility and result in greater losses to the Fund than if Mellon were not to use leverage.

As subadvised by Mellon, the Fund seeks to provide investors with capital appreciation, and secondarily current income, by outperforming the Russell 1000® Value Index over a full market cycle while maintaining a similar level of market risk as that of the index. To achieve this goal, Mellon seeks to identify and construct an optimal portfolio that targets an equity-like level of volatility by allocating assets among equity securities, bonds, and money market instruments. The Fund may obtain equity exposure from the performance of equity and bond indexes through the use of futures contracts and options on equity index and bond futures contracts. Futures and options are derivatives and expose the Fund to leverage.  Although Mellon may in some cases use the dynamic overlay in order to reduce risk, there is no assurance that it will be successful, and it is possible that the Fund will lose money both on its equity portfolio and on the overlay. The Fund invests, under normal circumstances, at least 80% of its net assets in equity securities of U.S. issuers, which are companies whose stock is listed on the New York Stock Exchange or NASDAQ. Mellon employs a value style of investing, focusing on dividend-paying stocks and other investment techniques that provide income.

In order to achieve additional exposure to equity markets, the Fund also purchases futures contracts on the S&P 500 Index and call options on such S&P 500 Index futures contracts.

Money market instruments serve primarily as “cover” for the Fund’s derivatives positions, although Mellon also at times may allocate assets to money market instruments in order to hedge against equity market risk. Money market instruments are high-quality short-term debt securities issued by governments and corporations. The Fund obtains exposure to U.S. Treasury bonds by purchasing futures contracts on U.S. Treasury bonds included in the Bloomberg Barclays U.S. Long Treasury Index. The Fund also may purchase options on U.S. Treasury bond futures contracts. The Fund may use Treasury bond futures and options to hedge against equity market risks.

1 Capture ratios are one measure of how a manager achieves its performance results. A capture ratio is derived by dividing a strategy’s upside capture by its downside capture.

In determining what Mellon believes to be the optimal allocation among equities, U.S. Treasury bonds and money market instruments, Mellon uses estimates of future returns and volatility. When Mellon believes that equity markets appear favorable, it uses leverage generated by futures and options to increase the Fund’s equity exposure. When equity markets appear to be unfavorable, Mellon reduces the Fund’s equity exposure by allocating assets to Treasury bond index futures and/or money market instruments. By combining equity securities, futures on stock and bond indexes, call options and money market instruments in varying amounts, Mellon may adjust the Fund’s overall equity exposure within a range of 80%–150% of the Fund’s net assets.

The Fund is designed for investors seeking capital appreciation, and secondarily current income, by investing in a portfolio of equity and debt securities, and derivatives with investment characteristics similar to equity and debt securities, in order to achieve enhanced equity returns while maintaining a level of volatility risk that is similar to the Russell 1000® Value Index. Investors in the Fund should have a long-term perspective and be able to tolerate potentially sharp declines in value.

The Fund is managed by John C. Bailer, CFA, Brian C. Ferguson, David S. Intoppa, Vassilis Dagioglu and James H. Stavena are jointly and primarily responsible for the day-to-day management of the Fund.
Mr. Bailer is an executive vice president and senior portfolio manager at Mellon. He has been employed by Mellon since 1992.
Mr. Ferguson is an executive vice president and senior portfolio manager at Mellon. He has been employed by Mellon since 1997.
Mr. Intoppa is a director and senior research analyst at Mellon. He has been employed by Mellon since 2006.
Mr. Dagioglu is a managing director and the head of the asset allocation portfolio management team. Mr. Dagioglu joined Mellon in 1999.

Mr. Stavena is a managing director and senior portfolio manager. Mr. Stavena joined Mellon in 1998.
Based on the foregoing considerations, NFA recommended to the Board that Mellon be approved as the subadviser to the Fund.

BOARD CONSIDERATIONS

At a meeting held on March 11, 2020, the Board, of which eight of the nine members are not considered to be “interested persons” of the Fund under the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Trustees”), discussed and, upon NFA’s recommendation, unanimously approved the appointment of Mellon as the subadviser to the Fund. The Trustees were provided with detailed materials related to Mellon in advance of the meeting. The Independent Trustees met in executive session with their independent legal counsel prior to the meeting to discuss information relating to the subadvisory agreement. The material factors and conclusions that formed the basis for the Board’s approval are discussed below.

The Nature, Extent and Quality of the Services to be Provided by Mellon as the Subadviser. The Board considered the information provided by NFA as to Mellon, including, among other things, information relating to Mellon’s investment strategy and process for the Fund. The Board considered information regarding Mellon’s experience in managing an equity-based investment strategy combined with a dynamic overlay, both of which differed from the unique strategy Mellon would implement for the Fund, but that NFA believes are comparable.  The Board considered NFA’s view that, through its implementation of the combined strategies, Mellon has the potential to achieve improved long-term investment performance for the Fund, notwithstanding a likely increase in volatility of the Fund’s net asset value.

Investment Performance. The Board considered information concerning the past performance record of Mellon in managing the Equity Income Strategy.  It also considered hypothetical performance information provided by NFA for the Equity Income Strategy combined with the proprietary dynamic overlay constructed by Mellon for the Fund.
Fee Level. The Board considered that the sub-advisory fee rate that NFA would pay to Mellon for the Fund would be lower than the rate at which NFA previously paid sub-advisory fees to American Century.

Profitability; Fallout Benefits. The Board reviewed information regarding the expected profitability of the Fund’s investment advisory arrangements to NFA.

Terms of the Subadvisory Agreement. The Board noted that the non-compensatory terms of the subadvisory agreement are substantially similar in all material respects to the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers.

Conclusion. Based on these and other considerations, none of which was individually determinative of the outcome, and after discussion and consideration among themselves, and with NFA, Trust counsel, and independent legal counsel, the Trustees, and all of the Independent Trustees voting separately, unanimously approved the subadvisory agreement for a two-year period commencing from the execution of the subadvisory agreement.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with Mellon, dated July 13, 2018, as amended March 12, 2020 (the “Agreement”), was approved by the Board, including the Independent Trustees, on March 11, 2020. In accordance with the Manager of Managers Order, the Agreement was not submitted to the Fund’s shareholders for their approval. The terms of the Agreement are substantially similar to the terms of the previous subadvisory agreement with American Century. The following is a brief summary of the material terms of the Agreement.

Term. The Agreement, solely with respect to the Fund, has an initial term that expires on May 1, 2021, and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval. The Agreement can be terminated on not more than 60 days’ written notice by NFA, by a vote of a majority of the Independent Trustees on behalf of the Fund or a majority of the outstanding voting securities of the Fund, or on not less than 60 days’ written notice by Mellon. The Agreement terminates automatically if assigned by any party.

Fees. Under the Agreement, the annual subadvisory fee payable by NFA to the subadviser is set forth in the table attached as Exhibit A. The overall advisory fees of the Fund will not change due to the change in subadviser and based on the overall assets of the Fund.

Duties. Under the Agreement, NFA is responsible for assigning all or a portion of the Fund’s assets to the subadviser and for overseeing and reviewing the performance of the subadviser. The subadviser is required to manage the Fund’s portfolio in accordance with the Fund’s investment objectives and policies, subject to the supervision of NFA and the oversight of the Board.

Brokerage. Under the Agreement, the subadviser is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers the subadviser selects and to negotiate commissions to be paid on such transactions. In doing so, the subadviser is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification. Under the Agreement, the subadviser and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement, or violation of applicable law.

The subadviser is required, under the Agreement, to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of the subadviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances. The Agreement also contains provisions pursuant to which NFA and the Trust are required to indemnify the subadviser for any liability and expenses which may be sustained by the subadviser as a result of NFA’s or the Trust’s willful misfeasance, bad faith, gross negligence, reckless disregard of their respective duties or violation of applicable law.

Regulatory Pronouncements. The Agreement also includes provisions arising from regulatory requirements. These provisions include a requirement that the subadviser establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act. Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits the subadviser to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between the subadviser and other subadvisers to the Fund or funds affiliated with the Fund.

Further Information. The above description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement. A copy of the Agreement will be on file with the SEC and will be available: (i) on the SEC’s EDGAR database via the internet at www.sec.gov; (ii) by electronic request to publicinfo@sec.gov; or (iii) by mail by sending your request to Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549-1520.

OTHER INFORMATION ABOUT MELLON

Mellon is located at BNY Mellon Center, 201 Washington Street, Boston, MA 02108. The following table sets forth the names and principal occupations of the principal executive officers of Mellon. The address of each person listed below is BNY Mellon Center, 201 Washington Street, Boston, MA 02108.

Name	Title
James Desmond Mac Intyre	President and Chief Executive Officer
David Antonio Daglio	Chief Investment Officer - Active Equity
Jennifer Cassedy	Chief Compliance Officer
Parker Webb Wertz	Chief Financial Officer

Mellon was formed on January 31, 2018, through the merger of The Boston Company Asset Management and Standish Mellon Asset Management into Mellon Capital Management. Effective January 2, 2019, the combined firm was renamed Mellon Investments Corporation.

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B.

During the fiscal year ended December 31, 2019, the Fund paid investment advisory fees to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including a majority of the Independent Trustees, on December 4, 2019. The Investment Advisory Agreement was last approved by shareholders of the Fund on April 23, 2007. The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the oversight of the Board: (i) sets the overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of the Fund’s assets not otherwise assigned to a subadviser. With regard to subadvisers, NFA, subject to the oversight of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser. Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of the outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty, by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not less than 60 days’ written notice to the other party. The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of May 19, 2020, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of May 19, 2020, to the Trust’s knowledge, no person, except as set forth in the table attached as Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of May 19, 2020, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although Contract Owners are not being asked to vote on the approval of Mellon as subadviser to the Fund, the Trust is required to summarize the voting rights of Contract Owners. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held, and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option. Shares of the Fund are available exclusively as a pooled funding vehicle for variable contracts offered by the separate accounts, or subaccounts thereof, of certain life insurance companies (“Participating Insurance Companies”). The Participating Insurance Companies own shares of the Fund as depositors for the Contract Owners. Thus, individual Contract Owners do not vote on such matters directly because they are not shareholders of the Fund. Rather, the Participating Insurance Companies and their separate accounts are shareholders and will vote the shares of the Fund attributable to the Contract Owners in accordance with the Contract Owners’ voting instructions. If voting instructions are not received, the separate accounts will vote the shares of the Fund for which voting instructions have not been received in proportion (for, against, or abstain) to those for which timely voting instructions have been received. As a result, those Contract Owners that choose to vote, as compared with their actual percentage of ownership of the Fund, may control the outcome of the vote. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Contract Owners are also permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights with respect to the Fund is only a summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter. Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is One Nationwide Plaza, Mail Code 5-02-210, Columbus, Ohio 43215.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of Mellon, nor do any such Officers or Trustees own securities issued by Mellon or have any other material direct or indirect interest in Mellon.

The Trust will furnish, without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free 800-848-0920. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request. Copies of the Information Statement may be obtained, without charge, by calling toll-free 855-643-7454.

By Order of the Board of Trustees of Nationwide Variable Insurance Trust,

/s/ Stephen R. Rimes
Stephen R. Rimes, Secretary

June 4, 2020

EXHIBIT A

SUBADVISORY FEES

The annual subadvisory fees payable by NFA to Mellon are set forth in the following table:

Fund	Subadvisory Fees
NVIT Mellon Dynamic U.S. Equity Income Fund (formerly, American Century NVIT Multi Cap Value Fund Fund)	0.25% on all Subadviser Assets
A-1

EXHIBIT B

INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table:

Fund	Advisory Fees
NVIT Mellon Dynamic U.S. Equity Income Fund (formerly, American Century NVIT Multi Cap Value Fund Fund)	0.57% on assets up to $500 million; 0.55% on assets of $500 million and more but less than $1 billion; and 0.53% on assets of $1 billion and more.
B-1

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended December 31, 2019. The amount indicated is after fee waivers and expense reimbursements.

Fund	Advisory Fees
NVIT Mellon Dynamic U.S. Equity Income Fund (formerly, American Century NVIT Multi Cap Value Fund Fund)	$2,073,749
C-1

EXHIBIT D

OUTSTANDING SHARES

As of May 19, 2020, the Fund had issued outstanding shares in the amounts set forth in the table below:

Fund	Number of Shares Outstanding
NVIT Mellon Dynamic U.S. Equity Income Fund – Class I	12,865,390.765
NVIT Mellon Dynamic U.S. Equity Income Fund – Class II	11,774,913.072
NVIT Mellon Dynamic U.S. Equity Income Fund – Class Y	N/A
D-1

EXHIBIT E

5% SHAREHOLDERS

As of May 19, 2020, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund.

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
NVIT Mellon Dynamic U.S. Equity Income Fund – Class I
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	2,362,949.406	18.37%
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	6,200,762.227	48.20%
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	2,635,014.415	20.48%
NVIT Mellon Dynamic U.S. Equity Income Fund – Class II
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	11,425,389.812	97.03%
NVIT Mellon Dynamic U.S. Equity Income Fund – Class Y
N/A

E-1

NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848‐0920

NVIT Mellon Dynamic U.S. Equity Income Fund
(formerly, American Century NVIT Multi Cap Value Fund)

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

June 4, 2020

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to the NVIT Mellon Dynamic U.S. Equity Income Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”). Until recently, the Fund was known as the “American Century NVIT Multi Cap Value Fund.” We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review: NVIT Mellon Dynamic U.S. Equity Income Fund Information Statement

The Information Statement details a recent subadviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the selection of Mellon Investments Corporation to serve as the new subadviser to the Fund. At the same time, the Board approved the termination of American Century Investment Management, Inc. as the subadviser to the Fund. This change became effective on April 1, 2020. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order instead requires that the Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online.

All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of May 19, 2020, had selected the Fund as an underlying investment option within their variable contract will receive this Notice. This Notice will be sent to Contract Owners on or about June 30, 2020. The full Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until September 30, 2020. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 855-643-7454.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy.